UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2015

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On September 9, 2015, PRA Group, Inc. (the “Company”) announced that Portfolio Recovery Associates, LLC ("PRA"), its wholly owned subsidiary, has entered into a Consent Order with the Consumer Financial Protection Bureau (the “CFPB”), settling a previously disclosed investigation of certain debt collection practices of PRA.   PRA entered into the Consent Order for settlement purposes, without admitting the truth of the allegations, other than the jurisdictional facts.

Amongst other things, the Consent Order requires PRA to: (i) vacate 837 judgments obtained after the applicable statute of limitations, refund $860,607 in payments received on account of such judgments and waive the remaining $3,411,094 in judgment balances; (ii) refund $18,184,836 in Litigation Department Calls Restitution, as defined in the Consent Order, and (iii) pay an $8,000,000 civil money penalty to the CFPB.

The Consent Order can be accessed at the CFPB’s website at www.cfpb.gov.

Attached as Exhibit 99.1 is the Company’s press release titled, “PRA Settles CFPB Matter,” dated September 9, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press release issued by the Company on September 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

September 9, 2015	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President/CFO